                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                         Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party Other than the Registrant

Check the Appropriate Box

[ ]      Preliminary Proxy Statement

[ ]      Confidential for Use of the Commission only (as permitted by Rule
         14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee Required

[ ]      Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and
         0-11.

                  1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

                  2) Aggregate number of securities to which the transaction applies;

                  --------------------------------------------------------------

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.

                  --------------------------------------------------------------

                  4) Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

                  5) Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                  --------------------------------------------------------------

                  2) Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

                  3) Filing Party:

                  --------------------------------------------------------------

                  4) Date Filed:

                  --------------------------------------------------------------

                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2001


DATE:           Tuesday, May 15, 2001
TIME:           11:00 a.m. (Houston time)
PLACE:          The Adams Mark Hotel
                2900 Briarpark Drive
                Houston, Texas 77042

MATTERS TO BE VOTED ON:

     1. Election of two directors to hold office for a three-year term; and

     2. Any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

The Board of Directors has set March 26, 2001, as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 26, 2001 you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our offices at 10000 Richmond Avenue, 4th Floor, Houston, Texas for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend the Annual Meeting and vote in person.

                                   By Order of the Board of Directors

                                   /s/ M. Gay Mather

                                   M. Gay Mather
                                   Corporate Secretary

Houston, Texas
April 10, 2001

                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT


ANNUAL MEETING:            Date:   Tuesday, May 15, 2001
                           Time:   11:00 a.m. (Houston time)
                           Place:  The Adams Mark Hotel
                                   2900 Briarpark Drive
                                   Houston, Texas 77042

AGENDA: One proposal, numbered as Item 1 on the proxy card, for the election of two nominees as directors of the Company for a term of three years.

WHO CAN VOTE:              All stockholders of record at the close of business
                           on March 26, 2001, are entitled to vote. Holders of National Oilwell common stock and Dreco exchangeable shares are entitled to one vote per share at the Annual Meeting. National Oilwell common stock and
                           Dreco exchangeable shares are the only classes of our securities entitled to vote at the Annual Meeting.

PROXIES SOLICITED BY:      Your vote and proxy is being solicited by the Board
                           of Directors for use at the Annual Meeting. This
                           proxy statement and enclosed proxy card is being sent
                           on behalf of the Board of Directors to all
                           stockholders beginning on April 10, 2001. By
                           completing, signing and returning your proxy card,
                           you will authorize the persons named on the proxy
                           card to vote your shares according to your
                           instructions.

PROXIES: If you do not indicate how you wish to vote your common stock for one or more of the nominees for director, the persons named on the proxy card will vote FOR election of all the nominees for director (Proposal 1). If you "withhold" your vote for any of the nominees, it will be excluded and will have no effect other than for purposes of determining a quorum. If you do not indicate how you wish to vote your exchangeable shares, your vote will not be counted.

REVOKING YOUR PROXY:       You can revoke your proxy at any time prior to the
                           time that the vote is taken at the meeting by:

                           - filing a written notice revoking your proxy;

                           - filing another proxy bearing a later date; or

                           - casting your vote in person at the Annual Meeting.

                           Your last vote will be the vote that is counted.

QUORUM: As of March 26th, there was an aggregate of 80,825,281 shares of common stock and exchangeable shares issued and outstanding (79,580,594 shares of National Oilwell common stock and 1,244,687 shares of Dreco exchangeable shares). The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 40,412,641 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

MULTIPLE
PROXY CARDS:               If you receive multiple proxy cards, this indicates
                           that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

COST OF PROXY
SOLICITATION:              We have retained InvestorCom, Inc. to solicit proxies
                           from our stockholders at an estimated fee of $3,000, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.



                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                              ELECTION OF DIRECTORS
                          ITEM NO. 1 ON THE PROXY CARD

The Board of Directors of National Oilwell ("Board") is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include Howard I. Bull, James C. Comis III, and Frederick W. Pheasey. Messrs. Bull and Comis will not stand for reelection.

Nominees for directors for a three-year term expiring at the Annual Meeting in 2004, or when their successors are elected and qualified, are Merrill A. Miller, Jr. and Frederick W. Pheasey. National Oilwell believes both nominees will be able to serve if elected. However, if either nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2002 and 2003 will continue to serve in accordance with their prior election or appointment. The size of the Board is currently set at nine members. If the two nominees are elected, the Board will consist of eight members. The Executive Committee has a search underway for an additional independent board member and anticipates that this director will be appointed in 2001 for a term expiring at the Annual Meeting in 2004.

Directors are to be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

Your shares will be voted as you specify on your proxy. If you own common stock and your properly executed proxy does not specify how you want your shares voted, we will vote them for the election of both of the nominees listed below. If you own exchangeable shares and do not indicate how you wish to vote, your vote will not be counted.

INFORMATION REGARDING NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2004:

                                                                                                           YEAR
                                       EXPIRATION                                                          FIRST
                                       OF PRESENT                                                          BECAME
NAME                          AGE         TERM      BIOGRAPHY                                              DIRECTOR
----                          ---      ----------   ---------                                              --------

Merrill A. (Pete) Miller,     50          N/A       Mr. Miller has served as the Company's President and      N/A
Jr.                                                 Chief Operating Officer since November 2000, and in
                                                    various senior executive positions with the Company
                                                    since February 1996.

Frederick W. Pheasey          58          2001      Mr. Pheasey has served as a Director and Executive        1997
                                                    Vice President of the Company since September 1997.
                                                    He was a co-founder of Dreco, which was acquired by
                                                    National Oilwell in September 1997, and was employed
                                                    by that company and its predecessors from 1972 to
                                                    September 1997, most recently as its Chairman.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

INFORMATION REGARDING CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2002 AND 2003:

                                                                                                             YEAR
                                       EXPIRATION                                                           FIRST
                                       OF PRESENT                                                           BECAME
NAME                          AGE         TERM      BIOGRAPHY                                              DIRECTOR
----                          ---      ----------   ---------                                              --------

W. McComb Dunwoody            56          2002      Mr. Dunwoody is a Managing Director of Inverness          1996
                                                    Management LLC. Through Inverness Management LLC
                                                    and its affiliates, Mr. Dunwoody has been engaged in
                                                    sponsoring and investing in private equity
                                                    transactions since 1981. Additionally, Mr. Dunwoody
                                                    has served as President and Chief Executive Officer
                                                    of Inverness/Phoenix LLC since 1994 and has been
                                                    Chief Executive Officer of The Inverness Group
                                                    Incorporated since 1981. Mr. Dunwoody serves as a
                                                    director of Icon Health & Fitness, Inc., a
                                                    manufacturer and marketer of home fitness equipment.

William E. Macaulay           55          2002      Mr. Macaulay is the Chairman and Chief Executive          1996
                                                    Officer of First Reserve Corporation, a corporate
                                                    manager of private investments focusing on the
                                                    energy and energy-related sectors, which he joined
                                                    in 1983. Mr. Macaulay serves as a director of
                                                    Weatherford International, Inc., an oilfield service
                                                    company, Grant Prideco, a leading supplier of drill
                                                    pipe and other drill stem products, Maverick Tube
                                                    Corporation, a manufacturer of steel pipe and
                                                    casing, Pride International, Inc., a contract
                                                    drilling and related services company, Superior
                                                    Energy Services, an oilfield services and equipment
                                                    company, and Chicago Bridge & Iron Company N.V., a
                                                    global engineering and construction company.

Joel V. Staff                 57          2002      Mr. Staff has served as Chief Executive Officer of        1996
                                                    the Company since July 1993 and Chairman of the
                                                    Board since January 1996. He was President of the
                                                    Company from July 1993 through November 2000. Mr.
                                                    Staff also serves as a director of Denali
                                                    Incorporated, a provider of products and services
                                                    for handling critical fluids, and Trico Marine
                                                    Services Inc., a provider of marine support vessels
                                                    to the oil and gas industry.

Hushang Ansary                73          2003      Mr. Ansary was appointed as a Director in June 2000       2000
                                                    pursuant to the merger agreement between National
                                                    Oilwell and IRI International Corporation. Mr.
                                                    Ansary was Chairman of the Board of IRI from
                                                    September 1994 until its merger with National
                                                    Oilwell in June 2000.

                                                                                                           YEAR
                                       EXPIRATION                                                          FIRST
                                       OF PRESENT                                                          BECAME
NAME                          AGE         TERM      BIOGRAPHY                                              DIRECTOR
----                          ---      ----------   ---------                                              --------

Ben A. Guill                  50          2003      Mr. Guill is President of First Reserve Corporation,      1999
                                                    a corporate manager of private investments focusing
                                                    on the energy and energy-related sectors, which he
                                                    joined in September 1998. For a period greater than
                                                    five years prior to joining First Reserve, he was
                                                    the Managing Director and Co-head of Investment
                                                    Banking of Simmons & Company International, an
                                                    investment-banking firm specializing in the oil
                                                    service industry. Mr. Guill serves as a director of
                                                    Superior Energy Services, Inc., an oilfield services
                                                    and equipment company, TransMontaigne, Inc., an oil
                                                    products distribution and refining company, and
                                                    Chicago Bridge & Iron Company N.V., a global
                                                    engineering and construction company.

Jon Gjedebo                   56          2003      Mr. Gjedebo was appointed as a Director in March          2000
                                                    2000 and was nominated for reelection at our 2000
                                                    Annual Meeting, pursuant to the purchase by National
                                                    Oilwell of Hitec. He has served as Executive Vice
                                                    President and Chief Technology Officer of the
                                                    Company since March 1, 2000.  Prior to that, Mr.
                                                    Gjedebo was President and Chief Executive Officer of
                                                    Hitec ASA, a company he founded in 1985 and that
                                                    National Oilwell acquired in February 2000.

                      COMMITTEES AND MEETINGS OF THE BOARD

COMMITTEES

The Board of Directors has the following standing committees: Audit, Compensation, and Executive. The Board of Directors does not have a standing Nominating Committee.

NUMBER OF MEETINGS

During 2000, the Board of Directors met six times. The Compensation, Audit and Executive Committees each met once. All of the directors attended at least 75% of all Board of Directors and Committee meetings during 2000.

AUDIT COMMITTEE

Messrs. Bull (Chair), Comis and Guill are the current members of the Audit Committee. The functions of the audit committee are described below in the Audit Committee Report. Its duties include, among other actions, the review of our financial statements with our independent auditors, approval of audit arrangements, review of audit results and review of internal audit issues. All members of the Audit Committee are "independent" within the meaning of the new rules governing audit committees by the New York Stock Exchange.

COMPENSATION COMMITTEE

Messrs. Guill (Chair) and Bull are the current members of the Compensation Committee. All members of the Compensation Committee are independent, non-employee directors who have no interlocking relationships with the Company. The primary functions of the Compensation Committee are to supervise and approve our stock award plans, establish the compensation of the chief executive officer and our other principal executive officers, supervise our welfare and pension plans and compensation plans, and periodically examine our general compensation structure.

EXECUTIVE COMMITTEE

Messrs. Dunwoody (Chair), Macaulay and Staff are the current members of the Executive Committee. The Executive Committee may exercise all the powers of the board of directors, with the exceptions of filling vacancies in the board of directors and amending our by-laws. The primary function of the Executive Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board.

                             AUDIT COMMITTEE REPORT


The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the audited financial statements included in the Company's Annual Report on Form 10-K. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.

We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. We concluded that the non-audit services provided by the auditors did not compromise their independence.

We have received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws.

Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS 61 and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

MEMBERS OF THE AUDIT COMMITTEE

     Howard I. Bull, Chairman
     James C. Comis III
     Ben A. Guill

INFORMATION REGARDING OUR INDEPENDENT AUDITORS AND AUDIT FEES

The Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2001. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to answer questions and have the opportunity to make a statement if they desire. During 2000, Ernst & Young billed the Company as follows:

Audit Fees                                             $  340,000
Financial Information Systems Design
  and Implementation Fees                                       0
All Other Fees:
  Audit-Related Services                                   60,000
  Tax Services                                            161,000
                                                       ----------
Total                                                  $  561,000

                               BOARD COMPENSATION

Directors who are not our employees are paid $1,000 for each Board and Committee meeting attended; $1,250 for the Committee Chairman for each Audit and Compensation Committee meeting attended; and $6,250 for each quarter of the year in which the person serves as a director.

These directors also receive non-qualified stock options under our stock option plan. On February 22, 2000, each non-employee director was granted an option to purchase 4,432, shares of our common stock. The option exercise price per share is equal to the fair market value of a share of our common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning one year after the date of grant.

                               EXECUTIVE OFFICERS

The following persons are our executive officers. None of the executive officers or directors has any family relationships with each other.

Name                                     Age      Position
----                                     ---      --------
Joel V. Staff                            57       Chairman of the Board and Chief Executive Officer
Jerry N. Gauche                          52       Vice President - Organizational Effectiveness
Jon Gjedebo                              56       Executive Vice President and Chief Technology Officer
Honor Guiney                             44       Vice President and Chief Information Officer
Steven W. Krablin                        50       Vice President and Chief Financial Officer
Merrill A. Miller, Jr.                   50       President and Chief Operating Officer
Frederick W. Pheasey                     58       Executive Vice President

Joel V. Staff has served as the Chief Executive Officer since July 1993 and Chairman of the Board since January 1996. He was President from July 1993 through November 2000.

Jerry N. Gauche has served as Vice President-Organizational Effectiveness since January 1994.

Jon Gjedebo has served as Executive Vice President and Chief Technology Officer and Director since March 1, 2000. Prior to that, Mr. Gjedebo was President and Chief Executive Officer of Hitec ASA, a company he founded in 1985 and that National Oilwell acquired in February 2000.

Honor Guiney has served as Vice President and Chief Information Officer since April 1999 and as a consultant to us from April 1998 to April 1999. From September 1993 to April 1998, Ms. Guiney served as Vice President of Professional Services of Unidata, Inc., a Denver-based software company.

Steven W. Krablin has served as Vice President and Chief Financial Officer since January 1996.

Merrill A. (Pete) Miller, Jr. has served as President and Chief Operating Officer since November 2000, and in various senior executive positions since February 1996.

Frederick W. Pheasey has served as Executive Vice President and Director since September 1997. He was a co-founder of Dreco, which was acquired by National Oilwell in September 1997, and was employed by that company and its predecessors from 1972 to September 1997, most recently as its Chairman.

                                 STOCK OWNERSHIP

This table shows the number and percentage of shares of National Oilwell stock beneficially owned by 1) owners of more than five percent of the outstanding shares of the Company, 2) our current directors, director nominees, and Named Executive Officers, and 3) all current directors, director nominees and executive officers as a group. Information for each of the current directors, director nominees and executive officers has been provided at the request of the Company as of March 26, 2001.

                                                                          NO. OF          PERCENT
NAME OF INDIVIDUAL                                                      SHARES(1)       OF CLASS(2)
------------------                                                     ------------     ------------
FMR Corp(3) ......................................................        5,927,360             7.33%
  82 Devonshire Street
  Boston, MA 02109
Hushang Ansary(4) ................................................        4,141,786             5.10%
  1000 Louisiana - Suite 5900
  Houston, TX 77002
Howard I. Bull(5) ................................................           29,827                *
James C. Comis III ...............................................           15,989                *
W. McComb Dunwoody(6) ............................................          146,745                *
Jon Gjedebo(7) ...................................................        1,806,460             2.23%
Ben A. Guill .....................................................           17,730                *
Steven W. Krablin ................................................          162,771                *
William E. Macaulay(8) ...........................................           69,315                *
Merrill A. Miller, Jr ............................................          274,349                *
Frederick W. Pheasey .............................................           82,980                *
Joel V. Staff ....................................................          533,530                *
All current directors, director nominees, and executive
  officers as a group (13 persons) ...............................        7,677,527             9.37%

*Less than 1%.

(1) This column includes options that are currently exercisable or will become exercisable by May 26, 2001 as follows: Hushang Ansary--406,200; Howard I. Bull--15,989; James C. Comis III--15,989; W. McComb Dunwoody--15,989; Jon Gjedebo--6,962; Ben Guill--6,573; Steven W. Krablin--107,991; William E. Macaulay--15,989; Merrill A. Miller, Jr.--116,092; and Joel V. Staff--270,692.

(2) At March 26, 2001 there were 80,825,281 shares outstanding.

(3) Shares owned at December 31, 2000, as reflected in Amendment No. 1 to
Schedule 13G filed with the SEC on February 14, 2001.

(4) Includes the following shares of which Mr. Ansary disclaims beneficial ownership: 54,160 shares owned by the Ansary Foundation, and 9,393 owned by his wife.

(5) Includes 13,838 shares owned by Mr. Bull's wife.

(6) Includes 1,000 shares owned by Mr. Dunwoody's children.

(7) Mr. Gjedebo owns these shares through Joto Einedom AS and Styrbjorn AS.

(8) Includes the following shares of which Mr. Macaulay disclaims beneficial ownership: 13,456 shares held in trust for his children, 8248 shares owned by his children, and 1,622 shares owned by his wife.

                             EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 1998, 1999 and 2000 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                             --------------------------------------
                                             Annual Compensation                     Awards               Payouts
                                   --------------------------------------    -----------------------     ----------
                                                                 Other                    Securities
                                                                 Annual      Restricted     Underly-                   All Other
                                                                 Compen-       Stock          ing          LTIP         Compen-
                                                                 sation       Award(s)      Options/      Payouts      sation(1)
                           Year    Salary ($)     Bonus ($)        ($)           ($)        SARs (#)        ($)           ($)
                           ----    ----------    ----------    ----------    ----------   -----------    ----------    ----------
Joel V. Staff              2000       453,926       163,156            --            --        88,642            --        11,602
  Chairman and CEO         1999       383,680            --            --            --       230,480            --        14,040
                           1998       370,806            --            --            --        87,492            --        34,128

Merrill A. Miller, Jr.     2000       236,154        64,142            --            --        44,321            --         7,049
  President and COO        1999       190,000            --            --            --       109,533            --         6,190
                           1998       186,923            --            --            --        49,751            --         3,914

Frederick W. Pheasey       2000       235,520        59,097            --            --        22,160            --            --
  Exec. Vice               1999       247,163            --            --            --        55,063            --            --
  President                1998        66,887            --            --            --        19,071            --            --

Steven W. Krablin          2000       218,185        52,349            --            --        37,673            --         7,716
  Vice President           1999       178,800            --            --            --        89,469            --         7,813
  and CFO                  1998       176,169            --            --            --        20,730            --        12,262

James J. Fasnacht(2)       2000       206,923        51,234            --            --        33,240            --        10,915
  Group President          1999       180,000            --            --            --        84,533            --        12,611
  Distribution Services    1998       178,462            --            --            --        24,876            --        17,522


(1) These amounts include:

     (a) The Company's cash contributions for 2000 under the National-Oilwell Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Staff - $7,765; Mr. Miller - $6,895; Mr. Krablin - $6,565; and Mr. Fasnacht
     - $8,388.

     (b) The Company's cash contributions for 2000 under the National-Oilwell Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Staff - $3,837; Mr. Miller - $154; Mr. Krablin - $1,150; and Mr. Fasnacht - $2,257.

(2) Mr. Fasnacht retired in February 2001.

GRANTS OF OPTIONS/SAR'S IN LAST FISCAL YEAR

The following table provides information concerning stock options granted to Named Executive Officers during the fiscal year ended December 31, 2000. We have granted no stock appreciation rights.

                                                                                             Gains Based on Assumed
                                                                                              Rates of Stock Price
                                                                                            Appreciation for Option
                                                2000 Option Grants                                    Term
                              --------------------------------------------------------    ---------------------------
                                             Percent of
                                                2000
                                              Employee        Exercise
                               Options         Option        Price per      Expiration      Assumed        Assumed
                               Granted         Grants        Share ($)         Date       Rate 5% ($)    Rate 10% ($)
                              ----------     ----------      ----------     ----------    -----------    ------------
Joel V. Staff                     88,642           11.7%          22.56       02/22/10      1,257,780      3,187,461
Merrill A. Miller, Jr             44,321            5.8%          22.56       02/22/10        628,890      1,593,731
Frederick W. Pheasey              22,160            2.9%          22.56       02/22/10        314,438        796,847
Steven W. Krablin                 37,673            5.0%          22.56       02/22/10        534,559      1,354,676
James J. Fasnacht                 33,240            4.4%          22.56       02/22/10        471,657      1,195,271

The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have terms of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table provides information about option exercises by the Named Executive Officers during 2000 and the value of unexercised options held by them at December 31, 2000.

                                                                    Number of Unexercised             Value of Unexercised
                                                                          Options at                  in-the-money Options
                                2000 Stock Option Exercises           December 31, 2000               at December 31, 2000
                              ------------------------------    -----------------------------     -----------------------------
                                 Shares       Value Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
                              ------------    --------------    ------------    -------------     ------------    -------------
Joel V. Staff                            0     $         --          135,514          271,460     $  2,803,141     $  6,122,494
Merrill A. Miller, Jr               36,511          618,405           48,225          170,438          688,750        4,016,308
Frederick W. Pheasey                31,068          643,346                0           65,226               --        2,523,431
Steven W.Krablin                         0               --           58,701          104,229        1,338,635        2,383,239
James J. Fasnacht                   28,177          815,798           59,819           97,888        1,320,471        2,232,211

EMPLOYMENT CONTRACTS

We entered into employment agreements with Mr. Staff and Mr. Krablin on January 1, 1996 and with Mr. Miller on February 5, 1996. Each of the agreements provides for a base salary, participation in an employee incentive plan and employee benefits as generally provided to all employees. The agreements provide for the following base salaries in 2001: Mr. Staff - $475,000; Mr. Krablin - $280,000 and Mr. Miller - $325,000. Mr. Staff's agreement has a continuing term of two years and Mr. Krablin's and Mr. Miller's agreements have a continuing term of one year. If the employment relationship is terminated by us for any reason other than (i) voluntary termination; (ii) termination for cause (as defined);
(iii) death; (iv) long-term disability; or (v) employee's refusal to accept comparable employment with a successor corporation, the employee is entitled to receive his base salary and current year targeted bonus amount under an employee incentive plan either as a lump sum payment or over the one-year term, or two-year term in the case of Mr. Staff, as determined by the employment agreement under the circumstances. The agreements also contain restrictions on competitive activities and solicitation of our employees. The Company's stock option agreements provide for full vesting of unvested outstanding options in the event of a change of control of the Company and a change in the optionee's responsibilities following a change of control.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the June 28, 2000 merger between the Company and IRI International Corporation, Mr. Ansary, a director, entered into a non-competition agreement that generally prohibits him from competing or assisting others to compete with National Oilwell's existing business and from soliciting our employees. Over the three-year term of the agreement, Mr. Ansary will receive aggregate consideration of $3,000,000, $1,000,000 of which was paid upon closing of the merger and an additional $1,000,000 payable upon each of the first and second anniversaries of the merger date.

We lease an office building and storage yard in Stavanger, Norway from Mr. Gjedebo, a director and executive officer. For 2000, we paid approximately $330,000 to Mr. Gjedebo in lease payments. The lease expires January 1, 2010.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

National Oilwell's executive compensation program is administered by the Compensation Committee of the Board of Directors. The committee establishes specific compensation levels for key executives and administers the Company's stock award plans. The Compensation Committee's philosophy regarding executive compensation is to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The committee's objective is to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies with a similar market capitalization.

The main components of the executive compensation program for 2000 were base salary, participation in the Company's annual cash incentive plan and the grant of non-qualified stock option awards. Salary levels are based on factors including individual performance, level and scope of responsibility and competitive salary levels within the industry. The committee determines median base salary levels by a comprehensive review of information provided in proxy statements filed by companies in the industry with similar market capitalizations.

All employees, including key executives other than Ms. Guiney, participated in the Company incentive plan in 2000, aligning a portion of each employee's cash compensation with Company performance. As in prior years, the incentive plan provided for cash awards if objectives related to the Company's financial performance were met, and participant award opportunities varied depending upon levels of participation. The Company had to achieve an established minimum operating profit target before awards were earned by any employees, including executive officers, with higher levels of performance resulting in increased payments based upon an established progression. Based on the criteria for 2000 incentive plan, payments to named executive officers were made as follows: Mr. Staff - $163,156; Mr. Miller - $64,142; Mr. Pheasey - $59,057; Mr. Krablin -
$52,349; and Mr. Fasnacht - $51,234.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Components of the chief executive officer's compensation for 2000 included base salary, participation in the incentive plan and the grant of stock options. Mr. Staff's base salary for 2000 was $475,000 and he received an option grant to purchase 88,642 shares of National Oilwell common stock. He also received an incentive payment of $163,156, as described above. In determining Mr. Staff's compensation, the committee considers the compensation level of chief executive officers of industry companies with similar market capitalizations as well as Mr. Staff's individual performance and success in achieving the Company's strategic objectives.

MEMBERS OF THE COMPENSATION COMMITTEE

Ben A. Guill, Committee Chairman
Howard I. Bull

                                PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on our common stock to the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (including BJ Services Company, Cooper Cameron Corporation, Smith International, Inc., and Varco International Inc.). The total shareholder return assumes $100 invested on October 29, 1996 (the first trading day after the Company went public) in National Oilwell, the S&P 500 Index, and the peer group. It also assumes reinvestment of all dividends. The peer group is weighted based on the market capitalization of each company. The results shown in the graph below are not necessarily indicative of future performance.

                                [GRAPH]

                                                                 Cumulative Total Return
                           -------------------------------------------------------------------------------------------------
                             10/29/96           12/96            12/97            12/98            12/99            12/00
                           ------------     ------------     ------------     ------------     ------------     ------------
National Oilwell                    100              181              402              132              185              455
S & P 500                           100              106              141              182              220              200
Peer Group                          100              119              175               71              154              231

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company's stock. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2000, no director, executive officer, or 10% beneficial holder failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, with the following exception: a Form 4 report filed January 10, 2001 by Mr. Pheasey neglected to report the conversion of Exchangeable Shares into Common Stock and the subsequent sale of the Common Stock. An amended Form 4 reporting this transaction was filed on January 15, 2001.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

If you wish to submit proposals to be included in our 2002 proxy statement, we must receive them on or before December 11, 2001. If you are a holder of Common Stock, please address your proposals to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--4TH FLOOR, HOUSTON, TEXAS 77042. If you are a holder of Exchangeable Shares, please address your proposals to:
Trustee, Computershare Trust Company of Canada, 600, 530 - 8th Avenue, S.W. Calgary, Alberta, Canada T2P 3S8, Attention: Department Manager, Stock Transfer Service.

If you wish to submit proposals at the meeting that are not eligible for inclusion in the proxy statement, you must give written notice no later than February 24, 2002 to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--4TH FLOOR, HOUSTON, TEXAS 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell's by-laws and the rules and regulations of the Securities and Exchange Commission.

                         ANNUAL REPORT AND OTHER MATTERS

We do not know of any other matters to be acted upon at the meeting other than the election of directors as discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.

National Oilwell's 2000 Annual Report on Form 10-K is included in this mailing, but is not considered part of the proxy solicitation materials.

                                        By order of the board of directors,

                                        /s/ M. Gay Mather

                                        M. Gay Mather
                                        Secretary

Houston, Texas
April 10, 2001

                                   APPENDIX A

                             NATIONAL-OILWELL, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

o The committee shall discuss with the independent auditors the overall scope and plans for their respective audits. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs

o The committee shall receive the interim financial statements for its review prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the chair of the committee and other members of the committee as appropriate, shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                             NATIONAL-OILWELL, INC.
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS ON MAY 15, 2001

The undersigned hereby appoints Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National-Oilwell, Inc. to be held on Tuesday, May 15, 2001, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 10, 2001 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees.

The undersigned acknowledges receipt of the April 10, 2001 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X] Please mark your vote
    as in this example.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1.  The election of directors:

    [ ]  FOR all nominees    [ ]  WITHHOLD AUTHORITY                  NOMINEES:  Merrill A. Miller, Jr.
         listed at right.         for all nominees listed at right               Frederick W. Pheasey

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

-------------------------------


Signature                                   Signature if held jointly
----------------------------------------    -----------------------------------------------------------

Date                                        Date
----------------------------------------    -----------------------------------------------------------

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                             NATIONAL-OILWELL, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 ON MAY 15, 2001

The undersigned hereby appoints Computershare Trust Company of Canada (the "Trustee"), and, unless you withhold authority by checking the following box
[ ], authorizes the Trustee to appoint by proxy Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National-Oilwell, Inc. to be held on Tuesday, May 15, 2001, and any adjournments thereof, and to vote all Exchangeable Shares of Dreco Energy Services Ltd. that the signer is entitled to vote as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 10, 2001 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the stockholders only if this proxy is completed, returned to and received not later than 4:30 p.m. (Calgary time) on Thursday, May 10, 2001 by Computershare Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. Proxies may be mailed in the return envelope provided or faxed to 403-267-6529.

IN THE EVENT YOU WISH TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE CHECK THE FOLLOWING BOX [ ], IN WHICH CASE THE TRUSTEE WILL ISSUE A PROXY TO YOU FOR YOUR SHARES AT THE MEETING; HOWEVER, THE TRUSTEE ACCEPTS NO RESPONSIBILITY FOR TIMELY FORWARDING A PROXY TO VOTE YOUR SHARES DIRECTLY IF SUCH INSTRUCTION IS NOT RECEIVED BY 4:30 P.M. (CALGARY TIME) ON MAY 10, 2001. IN ALL EVENTS, THE RISK OF DELIVERY OF SUCH A PROXY REMAINS WITH THE HOLDERS OF EXCHANGEABLE SHARES.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE APRIL 10, 2001 NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT, WHICH MORE PARTICULARLY DESCRIBES THE MATTERS REFERRED TO HEREIN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X]   Please mark your vote
      as in this example.

-----------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1. The election of directors:

   [ ] FOR all nominees   [ ] WITHHOLD AUTHORITY   NOMINEES: Merrill A. Miller, Jr.
       listed at right.       for all nominees               Frederick W. Pheasey
                              listed at right

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

Signature                               Signature if held jointly
         -----------------------------                           ------------------------

Date                                    Date
    ----------------------------------      ---------------------------------------------
(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)